                            ACTION BY WRITTEN CONSENT
                             OF THE STOCKHOLDERS OF
                          OrbitTRAVEL.com Corporation,
                             a Delaware corporation

The undersigned stockholders, (the "Stockholders") constituting at least a majority of the holders of each series and class of OrbitTRAVEL.com Corporation, a Delaware Corporation (the "Company"), acting pursuant to the authority of
Section 228 of the general Corporation Law of the State of Delaware, hereby consent to the adoption of the following recitals and resolutions:

                              Election of Director

WHEREAS, the Board has determined it advisable and in the best interests of the
Company and the Stockholders to elect Denise Bertolini as a director to fill a vacancy in the Company's Board of Directors, to hold such office until the next election of the class for which she has been chosen, subject to the election and qualification of her successor and to her earlier death, resignation or removal,

NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby authorize and approve the election of Denise Bertolini as a Director to fill the vacancy in the Company's Board of Directors.

                Approval of Amended Certificate of Incorporation

WHEREAS, the Board has recommended, adopted and approved an amendment to the
Company's existing Amended Certificate of Incorporation, substantially in the form attached hereto as Exhibit "A" (the "Amended Certificate"), to (I) change the name of the Company to "ORBIT BRANDS CORPORATION"; and (ii) increase the total number of shares the Company is authorized to issue to: (a) Two Billion
(2,000,000,000) shares of Common Stock, at $.001 par value per share ("Common
Stock"), and (b) Ten Million (10,000,000) shares of Preferred Stock, at $.001 par value per share ("Preferred Stock").

NOW, THEREFORE, BE IT RESOLVED, that the aforementioned Amended Certificate is hereby approved and adopted as set forth substantially in the form attached as
Exhibit "A," and that the Company is authorized to take any and all action necessary to effect such amendment.

                     Approval of 1:500 Reverse Stock Split

WHEREAS, the Board has recommended, adopted and approved a proposed 1:500
Reverse Split of the Common Stock, to be effected if and when the Board in its sole discretion deems it advisable, whereby each share of Common Stock of the
Company would be made equivalent to 500 shares of Common Stock of the Company,

NOW, THEREFORE, BE IT RESOLVED, that the aforementioned reverse stock split is hereby authorized and approved, and that the Company is authorized to take any and all necessary action to effect such reverse stock split.

         Approval of Registrar & Transfer Company as New Transfer Agent

WHEREAS, the Board has recommended, adopted and approved the appointment of
Registrar & Transfer Company of Cransford, New Jersey as the Company's new stock transfer agent,

NOW, THEREFORE, BE IT RESOLVED, that Registrar & Transfer Company be appointed as the Company's new stock transfer agent, and that the Company is authorized to take any and all action necessary to effect such appointment.

                             Appointment of Auditor

WHEREAS, the Board has recommended, adopted and approved the appointment of
Stark Winter Schenkein & Co., LLP, as the Company's auditor, or an alternative auditor, if and when the Board in its sole discretion deems it advisable,

NOW, THEREFORE, BE IT RESOLVED, that Stark Winter Schenkein & Co., LLP, or an alternative auditor, if and when the Board in its sole discretion deems it advisable, be appointed as the Company's auditor, and that the Company is authorized to take any and all action necessary to effect such appointment.

             Appointment of Ben-Zvi & Beck, LLP. as General Counsel

WHEREAS, the Board has recommended, adopted and approved the appointment of
Ben-Zvi & Beck, LLP as the Company's general counsel,

NOW, THEREFORE, BE IT RESOLVED, that Ben-Zvi & Beck, LLP be appointed as the
Company's general counsel, and that the Company is authorized to take any and all action necessary to effect such appointment.

            Appointment of Ouriel & Sendzischew, P.A. as SEC Counsel

WHEREAS, the Board has recommended, adopted and approved the appointment of
Ouriel & Sendzischew, P.A. as the Company's SEC counsel,

NOW, THEREFORE, BE IT RESOLVED, that Ouriel & Sendzischew, P.A. be appointed as the Company's SEC counsel, and that the Company is authorized to take any and all action necessary to effect such appointment.

               Appointment of Blank Rome LLP as Delaware Counsel

WHEREAS, the Board has recommended, adopted and approved the appointment of
Blank Rome LLP as the Company's Delaware counsel, including, without limitation,
Blank Rome's representation of the Company in Delaware Chancery Court Case No.
253-N, styled as "Dean E. Miller v. OrbitTravel.com Corp., et. al." ("Case No.
253-N"),

NOW, THEREFORE, BE IT RESOLVED, that Blank Rome LLP be appointed as the
Company's Delaware counsel, including but not limited to its representation of the Company in Case No. 253-N, and that the Company is authorized to take any and all action necessary to effect such appointment and representation.

                   Authorization of Certain Legal Proceedings

WHEREAS, the Board has recommended, adopted and approved the Company's Answer and Counterclaim in Case No. 253-N, and has further recommended, adopted and approved any and all further legal action, at the Board's discretion, necessary to protect the Company, including, without limitation, the institution of legal proceedings, whether as Plaintiff, Counterclaimant or otherwise, against Dean E.
Miller, Douglas R. Dollinger, and/or other individuals and/or entities,

NOW, THEREFORE, BE IT RESOLVED, that the Company's Answer and Counterclaim in
Delaware Chancery Court Case No. 253-N be approved, and that any and all further legal action necessary to protect the Company, including, without limitation, the institution of independent legal proceedings, whether as Plaintiff,
Counterclaimant or otherwise, against Dean E. Miller and/or other individuals and/or entities, at the Board's discretion, be approved.

Appointment of Denise Bertolini as Escrow Agent for Teakwood Settlement Shares

WHEREAS, the Board has recommended, adopted and approved the appointment of
Denise Bertolini as Escrow Agent for certain common stock beneficially owned by
Cambridge Management Systems, Ltd., Europe Corporation, Global Systems
Consulting, Ltd., Ina Indrawati, and Lilijanti Sudharto (collectively, the
"Teakwood Group"),

NOW, THEREFORE, BE IT RESOLVED, that Denise Bertolini be appointed as Escrow
Agent for certain common stock beneficially owned by Cambridge Management
Systems, Ltd., Europe Corporation, Global Systems Consulting, Ltd., Ina
Indrawati, and Lilijanti Sudharto (collectively, the "Teakwood Group").

           Approval of Financing with Sherman & Peabody, LLC, et. al.

WHEREAS, the Board has determined it advisable and in the best interests of the
Company and its Stockholders, and has recommended, adopted and approved, a financing transaction between the Company, the Teakwood Group, and Sherman &
Peabody, LLC, attached hereto as Exhibit "B," and to investigate and negotiate other financing opportunities which the Board, in its sole discretion, deems advisable,

NOW, THEREFORE, BE IT RESOLVED, that a financing transaction between the
Company, the Teakwood Group, and Sherman & Peabody, LLC, attached hereto as
Exhibit "B," be approved, and that the Board is authorized to investigate and negotiate other financing opportunities which the Board, in its sole discretion, deems advisable.

       Authorization of SMARTVoice and Malibu Beach Beverage Acquisitions

WHEREAS, the Board has deemed it advisable and in the best interests of the
Company and the Stockholders to acquire all of the issued and outstanding common stock of SMARTVoice Telecommunications, Inc., a Delaware
corporation("SMARTVoice") and of Malibu Beach Beverage Co., Inc., a California
corporation ("MBB") (collectively, the "Acquisitions"), and that the Company take any and all necessary action to consummate the Acquisitions,

NOW, THEREFORE, BE IT RESOLVED, that the Company is authorized to enter into the
Acquisitions, and that the Company shall take any and all necessary action to consummate the Acquisitions.

                        Ratification of ITREX Formation

WHEREAS, the Board has deemed it advisable and in the best interests of the
Company and the Stockholders to ratify the formation of ITREX International
Corporation, a Delaware corporation, formerly known as ITREX Corporation
("Itrex"), and to take any and all necessary action to consummate this transaction, including, without limitation, the issuance to the Company of all of the issued and outstanding common stock of Itrex,

NOW, THEREFORE, BE IT RESOLVED, that the formation of Itrex be ratified, and the
Company is authorized to take any and all action necessary to consummate and effectuate this transaction, including, without limitation, the issuance to the
Company of all of the issued and outstanding common stock of Itrex.

               Approval of Certain Settlement of Legal Proceeding

WHEREAS, the Board has deemed it advisable and in the Company's best interests to approve the settlement of that certain legal proceeding, styled as "Guerin, et al. vs. Orbit Network,, et al.," bearing Marin County Superior Court Case No.
CV 5195 (the "Guerin Action"), as more particularly described in Exhibit "C"
attached hereto,

NOW, THEREFORE, BE IT RESOLVED, that the Company approve the settlement of the
Guerin Action, as more particularly described in Exhibit "C" attached hereto, and that the Company is authorized to enter into the settlement of the Guerin
Action and to take any and all action necessary to consummate the settlement thereof.

             Approval of Filing of Registration Statements with SEC

WHEREAS, the Board has deemed it advisable and in the best interests of the
Company and the Stockholders to authorize the Board, in its discretion, to cause the filing of registration statements (if at all)) with the United States
Securities and Exchange Commission ("SEC") for public offerings of the securities of Itrex, SMARTVoice and MBB,

NOW, THEREFORE, BE IT RESOLVED, that the Board in its discretion is authorized to cause the filing of registration statements (if at all) with the SEC for public offerings of the securities of Itrex, SMART Voice and MBB.

                      Authorization of Bankruptcy Petition

WHEREAS, the Board has deemed it advisable and in the best interests of the
Company and the Stockholders to authorize the Board, in its discretion, to cause the Company to file for protection pursuant to the provisions of the United
States Bankruptcy Code, Title 11, United States Code, Sections 301, et seq., as
amended (if at all),

NOW, THEREFORE, BE IT RESOLVED, that the Board, in its discretion, is authorized to cause the Company to file for protection pursuant to the provisions of the
United States Bankruptcy Code, Title 11, United States Code, Sections 301, et
seq., as amended (if at all).

                    General Ratification by The Stockholders

BE IT RESOLVED FURTHER, that any and all actions previously taken by any officer or director of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and hereby are, ratified, confirmed and approved as the acts and deeds of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent of the Stockholders of OrbitTRAVEL.com Corporation, thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a meeting of the Stockholders of the Company held upon due notice. This Action by Written Consent of the Stockholders may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Action by Written
Consent of the Stockholders may be executed by facsimile transmission, and such facsimile(s) shall be valid and binding to the same extent as if it (they) were an original thereof.

                    [EXHIBITS AND SIGNATURE PAGES TO FOLLOW]

                                    EXHIBIT A

                   (Amendment to Certificate of Incorporation)

                                    EXHIBIT B

          (Transaction between the Company and Sherman & Peabody, LLC)

                                    EXHIBIT C

                       (Settlement of the "Guerin Action")

                    SIGNATURE PAGE(s) TO STOCKHOLDER CONSENT

  Stockholder                           Number of Common Shares
                                        Held and Affirmatively Voted

Joseph Cellura                                 121,900,874
___________________
[Print Name]
___________________
[Signature]
Date: May ___, 2004

SIRH Holdings                                   72,000,000
___________________

[Signature]
[Print Name] Jason Ewart
             Managing Director
Date: May ___, 2004

Cambridge Management Systems, Ltd.              44,714,050

[Signature]
[Print Name]  Aditha Reksono
              Managing Director
Date: May ___, 2004

Global Systems Consulting, Ltd.                 26,493,755

[Signature]
[Print Name]  Aditha Reksono
              Managing Director
Date: May ___, 2004

Europe Corporation                                     38,498,210

                                       10

[Signature]
[Print Name] Aditha Reksono
             Managing Director
Date: May ___, 2004

Lilijanti Sudharto                                     33,000,000
[Print Name]

[Signature]
Date: May ___, 2004

Ina Indrawati                                          42,000,000
[Print Name]
___________________
[Signature]
Date: May ___, 2004

___________________
[Print Name]

___________________
[Signature]
Date: May ___, 2004

___________________
[Print Name]

___________________
[Signature]
Date: May ___, 2004